Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-111269) and Form S-8 (No. 333-50266) of Seattle Genetics, Inc. of our report dated March 11, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington

March 11, 2004